Exhibit T3B.2

State of Delaware
Secretary of State
Division of Corporations
Delivered 10:00 AM 10/08/2015
FILED 10:00 AM 10/08/2015
SR 20150462069 - File Number 5124994

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

OF CERTIFICATE OF INCORPORATION

The corporation, Panther-Lion Holdings Corp. (the “Corporation”) is duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of the Corporation, resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said Corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said Corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this Corporation shall be amended by changing the Article thereof numbered 1 so that, as amended, said Article 1 shall be and read as follows:

The name of the corporation is “Mood Media North America Holdings Corp.” (the “Corporation”).

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said Corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said Corporation has caused this Certificate of Incorporation to be signed this 23rd day of September, AD, 2015.

By:	Steven K Richards

Name:	Steven Richards

Title:	President

PANTHER-LION HOLDINGS CORP.

WRITTEN CONSENT OF SOLE DIRECTOR

IN LIEU OF SPECIAL MEETING

September 23, 2015

Pursuant to Title 8, Chapter 1, Subchapter IV of the Delaware General Corporations Law of the State of Delaware (the “DGCL”) and pursuant to the Amended and Restated Bylaws of Panther-Lion Holdings Corp. (the “Bylaws”), the undersigned, being the sole director (the “Sole Director”) of Panther-Lion Holdings Corp., a Delaware corporation (the “Company”), does hereby (i) waive any and all requirements for calling, giving notice of, and holding a special meeting of the directors of the Company; (ii) consent to and confirm the taking of the following actions by the Company, such written consent to be (a) evidence of the actions taken by the Sole Director as of the date hereof, (b) filed by the Secretary of the Company with the minutes of the meetings of the directors, and (c) in lieu of a regular meeting of the directors; and (iii) adopt and consent to the actions contemplated by the following resolutions, effective as of the date first written above:

1.                                      Changing of Corporate Name to Mood Media North America Holdings Corp.

WHEREAS, Section 2.6 of the Bylaws grants the board of directors, being comprised entirely by the Sole Director, to call a special meeting of the shareholders to approve certain transactions for which it is not specifically authorized;

WHEREAS, Section 242(a)(1) of the DGCL permits the Company to change its name to Mood Media North America Holdings Corp.; and

WHEREAS, the Sole Director has determined that changing the name of the Company is in the best interests of the Company.

RESOLVED, that the Sole Director hereby calls a special meeting of its sole shareholder, Mood Media Corporation, a Canadian corporation (the “Sole Shareholder”) to consider, and thereafter approve, if it finds it advisable, changing the Company’s name to “Mood Media North America Holdings Corp.” pursuant to the Company’s Certificate of Amendment of Certificate of Incorporation attached hereto as Exhibit A.

2.                                      Further Actions

RESOLVED, that any one (1) or more of the authorized signatories of the Company, and each of them hereby is, authorized and empowered on behalf of the Company and in its name, to execute and deliver all other documents, certificates and instruments, and to do and perform any and all such acts and deeds, as they are any of them may deem necessary or advisable to carry out the intent and accomplish the purposes of the foregoing resolutions and the transactions

Panther-Lion Holdings Corp.

Board Resolutions – Certificate of Amendment

contemplated thereby and that all of the acts and deeds of the authorized signatories which are consistent with the purposes and intent of such resolutions be, and are hereby, in all respects, confirmed, ratified and approved, as the acts and deeds of the Company; and

RESOLVED, that any and all actions heretofore taken by any of the authorized signatories of the Company or any of their respective agents in connection with any of the foregoing matters be, and the same hereby are, ratified, approved, adopted and confirmed in all respects.

3.                                      Shareholder Approval

Pursuant to Section 228 of the DGCL, each of the members of the board of the Sole Shareholder, Mood Media Corporation, a Canadian corporation, authorize the Company’s Board to take any and all action which it may find advisable to carry out the intent and accomplish the purposes of the foregoing resolutions, namely to change the name of the Company to “Mood Media North America Holdings Corp.” pursuant to the Certificate of Amendment of Certificate of Incorporation attached hereto as Exhibit A.

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IN WITNESS WHEREOF, the undersigned Sole Director of the Company and Sole Shareholder have duly executed this Written Consent as of the date first written above. The execution and delivery of a facsimile or other electronic transmission of this Written Consent shall constitute delivery of an executed original and shall be binding upon the Company and Shareholder.

THE SOLE DIRECTOR:		THE SOLE SHAREHOLDER:

Panther-Lion Holdings Corp.,		Mood Media Corporation,
a Delaware corporation.		a Canadian corporation.

/s/ Steve K. Richards		/s/ Steve K. Richards
Name:	Steve Richards	Name:	Steve Richards
Title:	Sole Director, President	Title:	Director

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BYLAWS

OF

PANTHER-LION HOLDINGS CORP.

ARTICLE I.

STOCKHOLDERS

Section 1.1.                                 Annual Meetings. Subject to change by resolution of the Board of Directors of the Corporation (the “Board of Directors” or the “Board”), the annual meeting of the stockholders of Panther-Lion Holdings Corp., a Delaware corporation (the “Corporation”) for the purpose of electing directors and for the transaction of such other business as may be brought before the meeting shall be held on such date and at such time as may be fixed by the Board of Directors. The meeting may be held at such time and such place within or without the State of Delaware as shall be fixed by the Board of Directors and stated in the notice of the meeting.

Section 1.2.                                 Special Meetings. Special meetings of the stockholders may be called at any time by the Board of Directors, by the Chairman of the Board of Directors (the “Chairman”), by the President of the Corporation (the “President”) or by any number of stockholders owning an aggregate of not less than twenty-five percent of the number of outstanding shares of capital stock entitled to vote. Special meetings shall be held on the date and at the time and place either within or without the State of Delaware as specified in the notice thereof.

Section 1.3.                                 Notice of Meetings. Except as otherwise expressly required by law or the Certificate of Incorporation of the Corporation (as amended, modified or restated from time to time, the “Certificate of Incorporation”), written notice stating the place and time of the meeting and, in the case of a special meeting, the purpose or purposes of such meeting, shall be given by the Secretary of the Corporation (the “Secretary”) to each stockholder entitled to vote thereat at his address as it appears on the records of the Corporation (a) in the case of any meeting other than a special meeting, not less than ten nor more than sixty days prior to such meeting and (b) in the case of any special meeting, not less than two days prior to such meeting. Notice of any meeting of stockholders shall not be required to be given to any stockholder who shall attend such meeting in person or by proxy; and if any stockholder shall, in person or by attorney thereunto duly authorized, waive notice of any meeting, in writing or by telegraph, cable or wireless, whether before or after such meeting be held, the notice thereof need not be given to him. The attendance of any stockholder at a meeting, in person or by proxy, without protesting at the beginning of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by him. Notice of any adjourned meeting of stockholders need not be given except as provided in Section 1.5 hereof.

Section 1.4.                                 Quorum. Subject to the provisions of law and to provisions of the Certificate of Incorporation in respect of the vote that shall be required for a specific action, the number of shares the holders of which shall be present or represented by proxy at any meeting of stockholders in order to constitute a quorum for the transaction of any business shall be a majority of all the shares issued and outstanding and entitled to vote at such meeting.

Section 1.5.                                 Adjournment. At any meeting of stockholders, whether or not there shall be a quorum present, the holders of a majority of shares voting at the meeting, whether present in person at the meeting or represented by proxy at the meeting, may adjourn the meeting from time to time. Except as provided by law, notice of such adjourned meeting need not be given other than by announcement of the time and place of such adjourned meeting at the meeting at which the adjournment is taken. At any adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the original meeting.

Section 1.6.                                 Organization. The Chairman or, in his absence or non-election, the President or, in the absence of both of the foregoing officers, a Vice President of the Corporation shall call meetings of the stockholders to order and shall act as chairman of such meetings. In the absence of the Chairman, the President, or a Vice President, the holders of a majority in number of the shares of the capital stock of the Corporation present in person or represented by proxy and entitled to vote at such meeting shall elect a chairman, who may be the Secretary. The Secretary shall act as secretary of all meetings of the stockholders, but in the absence of the Secretary, the Chairman may appoint any person to act as secretary of the meeting.

Section 1.7.                                 Voting. Each stockholder shall, except as otherwise provided by law or by the Certificate of Incorporation, at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of capital stock entitled to vote held by such stockholder, but no proxy shall be voted on after three years from its date, unless said proxy provides for a longer period. Upon the demand of any stockholder, the vote for directors and the vote upon any matter before the meeting shall be by ballot. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, all elections for directors shall be decided by plurality vote; all other matters shall be decided by a majority of the votes cast thereon.

Section 1.8.                                 Stockholders List. A complete list of the stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order, with the address of each and the number of shares held by each, shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for, in the case of any meeting other than a special meeting, a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole thereof and may be inspected by any stockholder who is present.

Section 1.9.                                 Addresses of Stockholders. Each stockholder shall designate to the Secretary an address at which notices of meetings and all other corporate notices may be served upon or mailed to him, and if any stockholder shall fail to designate such address, corporate notices may be served upon him by mail directed to him at his last known post office address.

Section 1.10.                          Inspectors of Election. The Board of Directors may at any time appoint one or more persons to serve as Inspectors of Election at the next succeeding annual meeting of stockholders or at any other meeting or meetings and the Board of Directors may at any time fill any vacancy in the office of Inspector. If the Board of Directors fails to appoint Inspectors, or if any Inspector appointed is absent or refuses to act or if his office becomes vacant and is not filled by the Board of Directors, the chairman of any meeting of the stockholders may appoint one or more temporary Inspectors for such meeting. All proxies shall be filed with the Inspectors of Election of the meeting before being voted upon.

Section 1.11.                          Action by Consent. Unless otherwise provided in the Certificate of Incorporation, any action required to be taken at any meeting of stockholders, or any action which may be taken at any meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

ARTICLE II.

BOARD OF DIRECTORS

Section 2.1.                                 General Powers. The property, affairs and business of the Corporation shall be managed by or under the direction of the Board of Directors.

Section 2.2.                                 Number, Qualification and Term of Office. The number of directors shall be such as the Board of Directors or the stockholders may by resolution direct from time to time. Each director shall hold office for the term for which he or she is appointed or elected and until his or her successor shall have been elected and shall qualify, or until his or her death or until he or she shall resign or shall have been removed in the manner hereinafter provided. The Chairman, if one be elected, shall be chosen from among the directors.

Section 2.3.                                 Quorum and Manner of Action. Except as otherwise provided by law, the Certificate of Incorporation, or these Bylaws, a majority of the Board of Directors shall be required to constitute a quorum for the transaction of business at any meeting, and the act of a majority of the directors present and voting at any meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum, a majority of the directors present may adjourn any meeting from time to time until a quorum be had. Notice of any adjourned meeting need not be given. The directors shall act only as a board and individual directors shall have no power as such.

Section 2.4.                                 Place of Meeting, etc. The Board of Directors may hold its meetings, have one or more offices and keep the books and records of the Corporation at such place or places within or without the State of Delaware as the Board may from time to time determine or as shall be specified or fixed in the respective notices or waivers of notice thereof.

Section 2.5.                                 Regular Meetings. A regular meeting of the Board of Directors shall be held for the election of officers and the transaction of other business as soon as practicable after each annual meeting of stockholders, and other regular meetings of said Board shall be held at such times and places as said Board shall direct. No notice shall be required for any regular meeting of the Board of Directors but a copy of every resolution fixing or changing the time or place of regular meetings shall be mailed to every director at least three days before the first meeting held in pursuance thereof.

Section 2.6.                                 Special Meetings. Special meetings of the Board of Directors may be called by the Chairman, the President, a Vice President of the Corporation or any director of the Corporation, or by the stockholders of the Corporation at the next annual meeting or any special meeting called for that purpose. The Secretary or any Assistant Secretary shall give notice of the time and place of each special meeting by mailing a written notice of the same to each director at his last known post office address at least seven days before the meeting or by causing the same to be delivered personally or to be transmitted by telegraph, cable, wireless, telephone or orally at least twenty-four hours before the meeting to each director. In case all the directors shall die or resign or be removed or disqualified, any stockholder having voting powers may call a special meeting of the stockholders, upon notice given as herein provided, at which directors may be elected.

Section 2.7.                                 Action by Consent. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if a written consent thereto is signed by all members of the Board of Directors or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or such committee.

Section 2.8.                                 Organization. At each meeting of the Board of Directors, the Chairman or, in his absence or non-election, a director chosen by a majority of the directors present shall act as Chairman. The Secretary or, in his absence, an Assistant Secretary of the Corporation or, in the absence of both the Secretary and an Assistant Secretary of the Corporation, any person appointed by the Chairman shall act as secretary of the meeting.

Section 2.9.                                 Resignations. Any director of the Corporation may resign at any time by giving written notice to the Board of Directors, the President or the Secretary of the Corporation. The resignation of any director shall take effect at the time specified therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 2.10.                          Removal of Directors. Except as otherwise provided by law or the Certificate of Incorporation, (a) any director may be removed, either with or without cause, at any time by the affirmative vote of a majority in interest of the holders of record of the stock having voting power at an annual meeting or at a special meeting of the stockholders called for that purpose, and (b) the vacancy in the Board caused by any such removal may be filled by the stockholders at such meeting or by the Board of Directors in the manner provided in Section 2.11 hereof.

Section 2.11.                          Vacancies. Any vacancy in the Board of Directors caused by death, resignation, removal (whether or not for cause), disqualification, an increase in the number of directors or any other cause may be filled by the stockholders of the Corporation, or by the majority vote of the remaining directors of the Corporation at the next annual meeting, any regular meeting or any special meeting called for the purpose. Each director so elected shall hold office for the unexpired term or for such lesser term as may be designated and until his successor shall be duly elected and qualified, or until his death or until he shall resign or shall have been removed in the manner herein provided.

Section 2.12.                          Compensation of Directors. Directors may receive such sums for their services and expenses as may be directed by resolution of the Board; provided that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for their services and expenses.

Section 2.13.                          Committees. By resolution or resolutions passed by a majority of the whole Board at any meeting of the Board of Directors, the directors may designate one or more committees, each committee to consist of one or more directors. To the extent provided in said resolution or resolutions, unless otherwise provided by law, such committee or committees shall have and may exercise all of the powers of the Board of Directors in the management of the business and affairs of the Corporation, including the power and authority to authorize the seal of the Corporation to be affixed to all papers which may require it. In no event, however, shall any action that requires the approval of 100% of the directors then in office be taken by a committee consisting of less than all the directors then in office. Further, the Board of Directors may designate one or more directors as alternate members of a committee who may replace an absent or disqualified member at any meeting. A committee may make such rules for the conduct of its business and may appoint such committees and assistants as it shall from time to time deem necessary. A majority of the members of a committee shall constitute a quorum for the transaction of business of such committee. Regular meetings of a committee shall be held at such times as such committee shall from time to time by resolution determine. No notice shall be required for any regular meeting of a committee but a copy of every resolution fixing or changing the time or place of regular meetings shall be mailed to every member of such committee at least three days before the first meeting held in pursuance thereof. Special meetings of a committee may be called by the chairman of such committee or the secretary of such committee, or any two members thereof. The Secretary or the secretary of such committee shall give notice of the time and place of each special meeting by mail at least two days before such meeting or by telegraph, cable, wireless, telephone or orally at least twenty-four hours before the meeting to each member of such committee.

Section 2.14.                          Participation in Meetings. Members of the Board of Directors or of any committee may participate in any meeting of the Board or committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

ARTICLE III.

OFFICERS

Section 3.1.                                 Number. The officers of the Corporation shall be a President, a Treasurer, and a Secretary. In addition, the Board may elect a Chairman of the Board, and one or more

Vice Presidents and such other officers as may be appointed in accordance with the provisions of Section 3.3 hereof. Any number of offices may be held by the same person.

Section 3.2.                                 Election, Term of Office and Qualification. The officers shall be elected by the Board of Directors. Each officer, except such officers as may be appointed in accordance with the provisions of Section 3.3 hereof, shall hold office until his successor shall have been duly elected and qualified, or until his death or until he shall have resigned or shall have become disqualified or shall have been removed in the manner hereinafter provided.

Section 3.3.                                 Subordinate Officers. The Board of Directors may from time to time appoint such other officers, including one or more Assistant Treasurers and one or more Assistant Secretaries, and such agents and employees of the Corporation as may be deemed necessary or desirable. Such officers, agents and employees shall hold office for such period and upon such terms and conditions, have such authority and perform such duties as in these Bylaws provided or as the Board of Directors may from time to time prescribe. The Board of Directors may from time to time authorize any officer to appoint and remove agents and employees and to prescribe the powers and duties thereof.

Section 3.4.                                 Removal. Any officer may be removed, either with or without cause, by the Board of Directors or, except in case of any officer elected by the Board of Directors, by any committee or superior officer upon whom the power of removal may be conferred by the Board of Directors or by these Bylaws.

Section 3.5.                                 Resignations. Any officer may resign at any time by giving written notice to the Board of Directors, the President or the Secretary. Any such resignation shall take effect at the date of receipt of such notice or at any later time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 3.6.                                 Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled for the unexpired portion of the term in the manner prescribed in these Bylaws for regular election or appointment to such office.

Section 3.7.                                 Chairman of the Board. The Chairman shall preside, if present, at all meetings of the stockholders and at all meetings of the Board of Directors and shall perform such other duties and have such other powers as from time to time may be assigned to him by the Board of Directors or prescribed by these Bylaws.

Section 3.8.                                 President. Under the direction of and, at all times, subject to the authority of the Board of Directors, the President shall have general supervision over the day-to-day business, operations and affairs of the Corporation. The President shall at each annual meeting and from time to time report to the stockholders and the Board of Directors all matters within his knowledge which the interest of the Corporation may require to be brought to their notice, may sign with the Treasurer, or an Assistant Treasurer or the Secretary or an Assistant Secretary any or all certificates of stock of the Corporation, shall preside, in the absence of the Chairman, at all meetings of the stockholders and at all meetings of the Board of Directors, shall have the power to sign and execute in the name of the Corporation all contracts or other instruments authorized by the Board of Directors, except in cases where the signing and execution thereof shall be expressly delegated or permitted by the Board or by these Bylaws to some other officer or agent of the Corporation, and in general shall perform all duties, and have such powers incident to the office of President and perform such other duties and have such other powers as from time to time may be assigned to him by the Board of Directors or the Chairman or prescribed by these Bylaws.

Section 3.9.                                 Vice Presidents. Each Vice President shall have such powers and shall perform such duties as may from time to time be assigned to him by the Board of Directors or by the President, and shall have the power to sign and execute in the name of the Corporation all contracts or other instruments authorized by the Board of Directors, except where the Board of Directors or the Bylaws shall expressly delegate or permit some other officer to do so. A Vice President may also sign with the Treasurer, or an Assistant Treasurer or the Secretary or an Assistant Secretary certificates of stock of the Corporation and shall have such other powers and shall perform such other duties as from time to time may be assigned to him by the Board of Directors, the Chairman of the Board or the President or prescribed by these Bylaws.

Section 3.10.                          Secretary. The Secretary shall keep or cause to be kept, in books provided for the purpose, the minutes of the meetings of the stockholders, the Board of Directors and any committee when so required, shall see that all notices are duly given in accordance with the provisions of these Bylaws and as required by law, shall be custodian of the records and the seal of the Corporation and see that the seal is affixed to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of these Bylaws, shall keep or cause to be kept a register of the post office address of each stockholder, may sign with the President, or any Vice President certificates of stock of the Corporation, and in general shall perform such duties and have such powers incident to the office of Secretary and shall perform such other duties and have such other powers as from time to time may be assigned to him by the Board of Directors, the Chairman or the President or prescribed by these Bylaws.

Section 3.11.                          Assistant Secretaries. Any Assistant Secretary shall, at the request of the Secretary or in his absence or disability, perform the duties of the Secretary and when so acting shall have all the powers of, and be subject to all the restrictions upon, the Secretary and shall perform such other duties and have such other powers as from time to time may be assigned to him by the President, the Secretary or the Board of Directors or prescribed by these Bylaws.

Section 3.12.                          Treasurer. Any Treasurer appointed by the Board of Directors shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital and equity interests. The Treasurer shall have the custody of the funds and securities of the Corporation, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation. The Treasurer shall have such other powers and perform such other duties as may from time to time be prescribed by the President or the Board of Directors.

Section 3.13.                          Assistant Treasurers. Any Assistant Treasurer shall, at the request of the Treasurer or in his absence or disability, perform the duties of the Treasurer and when so acting shall have all the powers of, and be subject to all the restrictions upon, the Treasurer and shall perform such duties and have such other powers as from time to time may be assigned to him by the President, the Treasurer or the Board of Directors or prescribed by these Bylaws.

ARTICLE IV.

CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS, ETC.

Section 4.1.                                 Execution of Contracts. Except as otherwise provided in these Bylaws, the Board of Directors may authorize any officer or officers, employee or employees or agent or agents of the Corporation to enter into any contract or execute and deliver any instrument, on behalf and in the name of the Corporation, and such authority may be general or confined to specific instances; and, unless so authorized by the Board of Directors or by a committee appointed in accordance with the provisions of these Bylaws or otherwise by these Bylaws, no officer, employee or agent shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or render it liable for any purpose or amount.

Section 4.2.                                 Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, employee or employees or agent or agents of the Corporation as shall from time to time be determined and authorized by resolution of the Board of Directors.

Section 4.3.                                 Deposits. All funds of the Corporation shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositaries as the Board of Directors or committee appointed by the Board of Directors may designate from time to time or as may be designated from time to time by any officer or officers, employee or employees or agent or agents of the Corporation to whom such power may be delegated by the Board of Directors; and for the purpose of such deposit, the Chairman of the Board, the President, a Vice President, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary may endorse, assign and deliver checks, drafts and other orders for the payment of money which are payable to the order of the Corporation.

Section 4.4.                                 General and Special Bank Accounts. The Board of Directors or committee appointed by the Board of Directors may authorize from time to time the opening and keeping with such banks, trust companies or other depositaries as it may designate of general and special bank accounts and may make such special rules and regulations with respect thereto, not inconsistent with the provisions of these Bylaws, as it may deem expedient.

Section 4.5.                                 Proxies. Except as otherwise provided in these Bylaws or in the Certificate of Incorporation, and unless otherwise provided by resolution of the Board of Directors, the President may from time to time appoint an attorney or attorneys, or agent or agents, of the Corporation, on behalf and in the name of the Corporation, to cast the votes which the Corporation may be entitled to cast as a stockholder or otherwise in any other corporation any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation, or to consent in writing to any action by such other corporation, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed on behalf and, in the name of the Corporation and under its corporate seal, or otherwise, all such written proxies or other instruments as he may deem necessary or proper in the premises.

ARTICLE V.

SHARES AND THEIR TRANSFER

Section 5.1.                                 Certificates of Stock. Certificates for shares of the capital stock of the Corporation shall be in such form not inconsistent with law as shall be approved by the Board of Directors. They shall be numbered in order of their issue and shall be signed by the Chairman, the President, or any Vice President and by the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer of the Corporation. In case any officer, transfer agent or registrar who shall have signed any such certificate shall cease to be such officer, transfer agent or registrar whether because of death, resignation or otherwise, before such certificate or certificates shall have been issued, such certificate or certificates may nevertheless be issued by the Corporation as though the person or persons who signed such certificate or certificates had not ceased to be such officer, transfer agent or registrar of the Corporation.

Section 5.2.                                 Transfer of Stock. Transfer of shares of the capital stock of the Corporation shall be made only on the books of the Corporation by the holder thereof, or by his attorney thereunto authorized by a power of attorney duly executed and filed with the Secretary of the Corporation, or a transfer agent of the Corporation, if any, and on surrender of the certificate or certificates for such shares properly endorsed. A person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof as regards the Corporation, and the Corporation shall not be bound to recognize any equitable or other claim to, or interest in, such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

Section 5.3.                                 Lost, Destroyed and Mutilated Certificates. The holder of any stock issued by the Corporation shall immediately notify the Corporation of any loss, destruction or mutilation of the certificate therefor or the failure to receive a certificate of stock issued by the Corporation, and the Board of Directors or the Secretary of the Corporation may, in its or his discretion, cause to be issued to such holder a new certificate or certificates of stock, upon compliance with such rules, regulations and/or procedures as may be prescribed or have been prescribed by the Board of Directors with respect to the issuance of new certificates in lieu of such lost, destroyed or mutilated certificate or certificates of stock issued by the Corporation, including the provision of indemnity or the posting with the Corporation of a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

Section 5.4.                                 Transfer Agent and Registrar; Regulations. The Corporation shall, if and whenever the Board of Directors shall so determine, maintain one or more transfer offices or agencies, each in the charge of a transfer-agent designated by the Board of Directors, where the shares of the capital stock of the Corporation shall be directly transferable, and also one or more registry offices, each in the charge of a registrar designated by the Board of Directors, where such shares of stock shall be registered, and no certificate for shares of the capital stock of the Corporation, in respect of which a registrar and/or transfer agent shall have been designated, shall be valid unless countersigned by such transfer agent and registered by such registrar, if any. The Board of Directors shall also make such additional rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates for shares of the capital stock of the Corporation.

Section 5.5.                                 Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, to express consent to corporate action in writing without a meeting, to receive payment of any dividend or other distribution or allotment of any rights, to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action, and only such stockholders as shall be stockholders of record of the date so fixed shall be entitled to such notice of and to vote at such meeting and any adjournment thereof, to express consent to any such corporate action, to receive payment of such dividend or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

ARTICLE VI.

SEAL

The Board of Directors shall provide a suitable seal containing the name of the Corporation, which seal shall be in the charge of the Secretary and which may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced. If and when so directed by the Board of Directors, a duplicate of the seal may be kept and be used by an officer of the Corporation designated by the Board of Directors.

ARTICLE VII.

MISCELLANEOUS PROVISIONS

Section 7.1.                                 Fiscal Year. The fiscal year of the Corporation shall end on December 31 of each year unless and until changed by resolution of the Board of Directors.

Section 7.2.                                 Waivers of Notice. Whenever any notice of any nature is required by law, the provisions of the Certificate of Incorporation or these Bylaws to be given, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

Section 7.3.                                 Qualifying in Foreign Jurisdiction. The Board of Directors shall have the power at any time and from time to time to take or cause to be taken any and all measures which they may deem necessary for qualification to do business as a foreign corporation in any one or more foreign jurisdictions and for withdrawal therefrom.

ARTICLE VIII.

INDEMNIFICATION; INSURANCE.

Section 8.1.                                 Limitation on Liability. The directors of the Corporation shall be entitled to the benefits of all limitations on the liability of directors generally that are now or hereafter become available under the General Corporation Law of the State of Delaware, and the Corporation shall indemnify all persons whom it is permitted to indemnify to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as amended from time to time. Without limiting the generality of the foregoing, no director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.

Section 8.2.                                 Right to Indemnification. To the fullest extent permitted by applicable law, the Corporation shall and does hereby agree to indemnify and hold harmless against any liabilities and pay all judgments and claims against each director and each officer of the Corporation (the “Indemnified Parties”, each of which shall be a third party beneficiary of these Bylaws solely for this Section 8.1), from and against any loss or damage incurred by them or by the Corporation for any act or omission taken or suffered by any of the Indemnified Parties (including without limitation any act or omission taken or suffered by any of them in reliance upon and in accordance with the opinion or advice of experts, including of legal counsel as to matters of law, of accountants as to matters of accounting, or of investment bankers or appraisers as to matters of valuation) by reason of the fact that he or she is or was a director or officer of the Corporation, while serving as a director or officer, is or was serving at the request of the Corporation as a director, officer, manager, employee or agent of another corporation, limited liability company, partnership, joint venture, trust or other enterprise, including costs and reasonable attorneys’ fees and any amount expended in the settlement of any claims or loss or damage.

Section 8.3.                                 Advance Payment of Expenses. The Corporation shall indemnify, advance expenses, and hold harmless, to the fullest extent permitted by applicable law as it presently exists and may hereafter by amended, any person (and the heirs, executors or administrators of such person) (a “Covered Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Covered Person. Notwithstanding the preceding sentence, except for claims for indemnification (following the final disposition of such Proceeding) or advancement of expenses not paid in full, the Corporation shall be required to indemnify a

Covered Person in connection with a Proceeding (or part thereof) commenced by such Covered Person against the Corporation or any of its direct or indirect subsidiaries only if the commencement of such Proceeding (or part thereof) by the Covered Person was authorized in the specific case by the Board of Directors of the Corporation. The right to indemnification conferred in this Section 8.3 shall also include the right to be paid by the Corporation the expenses incurred in connection with any such Proceeding in advance of its final disposition to the fullest extent authorized by the General Corporation Law of the State of Delaware. Any amendment, repeal or modification of this Section 8.3 shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

Section 8.4.                                 Procedure for Indemnification of Directors and Officers. A claim for indemnification of a director, officer, employee or agent of the Corporation required under Sections 8.2 of these Bylaws, or advance of costs, charges and expenses to such person under Section 8.3 of these Bylaws, shall be paid by the Corporation within thirty days following the written request of such person; provided that if such claim is not paid in full by the Corporation within such thirty day period, the applicable director, officer, employee or agent may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim in any court of competent jurisdiction. To the extent that the director, officer, employee or agent is successful in establishing his or her right to indemnification in a court of competent jurisdiction, the Corporation shall promptly pay the person in full for such unpaid amount of the indemnification claim. Such person’s costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such claim (other than an action brought to enforce a claim for expenses incurred in connection with any action, suit or proceeding that has been finally determined) that such person seeking indemnification has not met the standards of conduct that make it permissible under applicable law for the Corporation to indemnify such person for the amount claimed, If a determination by the Corporation that such person is entitled to indemnification pursuant to this Article is required, and the Corporation fails to respond within sixty days to a written request for indemnity, the Corporation shall be deemed to have approved such request.

Section 8.5.                                 Survival; Preservation of Other Rights. The foregoing indemnification provisions shall be deemed to be a contract between the Corporation and each director and officer who serves in any such capacity at any time while these provisions as well as the relevant provisions of the General Corporation Law of the State of Delaware are in effect and any repeal or modification thereof shall not affect any right or obligation then existing with respect to any state of facts then or previously existing or any action, suit or proceeding previously or thereafter brought or threatened based in whole or in part upon any such state of facts. Such a “contract right” may not be modified retroactively without the consent of such director or officer.

The indemnification provided by this Article VIII shall not be deemed exclusive of any other rights to which those indemnified or seeking advancement or reimbursement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 8.6.                                 Corporation Assets. The satisfaction of any indemnification obligation pursuant to Article VIII of these Bylaws shall be from and limited to Corporation assets (including insurance and any agreements pursuant to which the Corporation, its directors, officers or employees are entitled to indemnification) and no stockholder, in such capacity, shall be subject to personal liability.

Section 8.7.                                 Insurance. The Corporation may purchase and maintain insurance on behalf of one or more Covered Persons and other persons against any liability which may be asserted against, or expense which may be incurred by, any such person in connection with the Corporation’s activities, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of these Bylaws.

Section 8.8.                                 Liability Insurance Coverage. The Corporation shall maintain its directors and officers’ liability insurance coverage on terms and conditions and in such amounts as determined by the Board of Directors.

Section 8.9.                                 Key Person Insurance. The Corporation may maintain term life insurance in such amounts on such officers of the Corporation determined by the Board of Directors in its discretion.

Section 8.10.                          Severability. If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director, officer and other Covered Persons and may indemnify each Covered Person and each employee or agent of the Corporation as to costs, charges and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article that shall not have been invalidated and to the fullest extent permitted by applicable law, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derived an improper personal benefit.

ARTICLE IX.

AMENDMENTS

These Bylaws shall be subject to amendment, alteration or repeal, and new Bylaws not inconsistent with any provision of the Certificate of Incorporation of the Corporation or any provision of law, may be made either by (i) the affirmative vote of the holders of record of a majority of the outstanding shares of the Common Stock of the Corporation entitled to vote in respect thereof, given at an annual meeting or at any special meeting, provided that notice of the proposed alteration or repeal or of the proposed new Bylaws be included in the notice of such meeting, or (ii) the affirmative vote of a majority of the members of the Board of Directors at any regular or special meeting.

Dated: March 15, 2012